EXHIBIT 16

September 23, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:


We have read the statements made by Xechem International, Inc. (the copy of the facsimile received containing such statements is attached), which we understand will be filed with the Commission, pursuant to Item 4 of the company's Form 8-K/A report during the month of September, 2004.


We agree with the statements concerning our firm in such Form 8-K/A.

Very truly yours,

/s/ Withum Smith + Brown P.C.

WithumSmith+Brown